EXHIBIT 99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT

John T. Genoy, President, and Donna M. Handel, Treasurer of SunAmerica Focused Series, Inc. (the “registrant”), each certify to the best of his or her knowledge that:

1.                                       The attached Form N-CSR report of the registrant fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in such N-CSR report fairly represents, in all material respects, the financial conditions and results of operations of the registrant as of, and for, the periods presented in the report.

Dated: June 16, 2010

/s/	John T. Genoy
John T. Genoy
President

/s/	Donna M. Handel
Donna M. Handel
Treasurer